UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2014

PAULSON CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18188

Oregon	93-0589534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 NW Lovejoy Street, Suite 720 Portland, Oregon	97209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-243-6000
Former name or former address if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 19, 2014, Paulson Capital Corp. (the “Company”) was notified by The NASDAQ Stock Market LLC (“NASDAQ”) that, following a hearing on February 6, 2014, the NASDAQ Listing Qualifications Panel (the “Panel”) has determined to grant the Company’s request for continued listing of the Company’s common stock on The NASDAQ Capital Market. Notwithstanding the Panel’s determination to continue the Company’s listing on NASDAQ, in accordance with the discretionary authority granted NASDAQ under NASDAQ Listing Rule 5101, the Panel issued a public reprimand letter to the Company based upon the Panel’s determination that the Company has been remiss in failing to provide timely notifications in accordance with NASDAQ Listing Rule 5250(e)(6) and SEC Rule 10b-17, to ensure clear and complete disclosure with respect to shareholder rights to the Paulson Liquidating Trust and non-trust assets, and regarding plans for the Company’s operating subsidiary, Paulson Investment Company, Inc.

Based on the Panel’s determination in this matter, the Company’s listing review is now closed.

On February 20, 2014, the Company announced that, as a result of the Panel’s determination as described above, it will continue to remain listed on NASDAQ. The Company also announced its receipt of a public reprimand letter from the Panel. The announcements were made by means of a press release dated February 20, 2014, the text of which is set forth in Exhibit 99.1 attached hereto.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated February 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAULSON CAPITAL CORP.

Date: February 20, 2014	By:	/s/ Trent Davis
Trent Davis
President

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated February 20, 2014